                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement                 [ ] Confidential, for Use by the
                                                Commission Only (as permitted by
                                                        Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  ARQULE, INC.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                                  ARQULE, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         Our 2000 Annual Meeting of Stockholders will be held at The Charles Hotel, One Bennett Street, Cambridge, Massachusetts at 8:00 a.m., May 18, 2000 for the following purposes:

         1. To elect Dr. Stephen A. Hill as a director to hold office for a term of three years and until his respective successor is elected and qualified;

         2. To approve an amendment to our Amended and Restated 1994 Equity Incentive Plan to increase the aggregate number of shares of common stock that may be issued under the plan by 1,000,000 shares from 4,700,000 to 5,700,000 shares;

         3. To approve an amendment to our Amended and Restated 1996 Employee Stock Purchase Plan to increase the aggregate number of shares of common stock that may be purchased under the plan by 300,000 shares from 120,000 to 420,000 shares;

         4. To approve an amendment to our Amended and Restated 1996 Director Stock Option Plan to increase the aggregate number of shares of common stock that may be issued under the plan by 65,500 shares from 125,000 to 190,500 shares; and

         5. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

         Only stockholders of record at the close of business on April 3, 2000 will be entitled to vote at the meeting or any adjournment. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the meeting for ten days before the meeting during ordinary business hours at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                       By order of the Board of Directors,


                                       MICHAEL LYTTON, Secretary


Dated:  April 14, 2000

                                  ARQULE, INC.

                               19 Presidential Way
                        Woburn, Massachusetts 01801-5140
                            Telephone: (781) 994-0300

                                 ---------------

                                 Proxy Statement

                                 ---------------

GENERAL INFORMATION

         Our board of directors is soliciting your proxy with the enclosed proxy card for use at our 2000 Annual Meeting of Stockholders to be held at 8:00 a.m. on Thursday, May 18, 2000 and at any adjournments of the meeting. This proxy statement and accompanying proxy card are first being sent or given to stockholders on or about April 14, 2000.

         The principal business expected to be transacted at the meeting, as more fully described below, will be the election of a director and the amendments of our Amended and Restated 1994 Equity Incentive Plan, our Amended and Restated 1996 Employee Stock Purchase Plan and our Amended and Restated 1996 Director Stock Option Plan.

         The authority granted by an executed proxy may be revoked at any time before its exercise by filing with our Secretary a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting.

         We will bear the cost of the solicitation of proxies, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of mails, proxies may be solicited by our officers and employees in person or by telephone.

         Only stockholders of record at the close of business on April 3, 2000 will be entitled to vote at the meeting. On that date, we had outstanding 13,473,256 shares of common stock, $0.01 par value, each of which is entitled to one vote. The presence at the meeting, in person or by proxy, of a majority in interest of the voting capital stock issued and outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business. Abstentions and broker non-votes will be considered present for purposes of determining the presence of a quorum. Broker non-votes are proxies submitted by brokers that do not indicate a vote for one or more proposals because the brokers do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on these proposals.

                              ELECTION OF DIRECTORS

         The number of directors is fixed at seven for the coming year and is divided into three classes. At the meeting, a director will be elected to hold office for three years and until his successor is elected and qualified. Dr. Stephen A. Hill, who is presently serving as a director, has been nominated for re-election by our board of directors. Unless the enclosed proxy withholds authority to vote for Dr. Hill or is a broker non-vote, the shares represented by such proxy will be voted for the election of Dr. Hill as the board's nominee. If Dr. Hill is unable to serve, which is not expected, the shares represented by the enclosed proxy will be voted for such other candidate as may be nominated by the board of directors. We are currently conducting a search for a qualified candidate to fill the vacancy on the board of directors resulting from Stephen
M. Dow's decision not to seek re-election. Until we identify a qualified candidate and elect that candidate to the board of directors in accordance with our Amended and Restated By-Laws, we intend to leave one vacancy on the board of directors. Proxies relating to the meeting cannot be voted for more than one nominee.

VOTE REQUIRED

         Dr. Hill will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Abstentions, broker non-votes and votes withheld will not be treated as votes cast for this purpose and will not affect the outcome of the election.

         The following table contains certain information about the nominee for director and each other person whose term of office as a director will continue after the meeting.

                                                                                                                PRESENT
                                                                                                 DIRECTOR        TERM
        NAME AND AGE                BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS                   SINCE         EXPIRES
        ------------                -------------------------------------------                  --------       -------

    Laura Avakian+                    Laura Avakian has been a director since                      2000           2001
    Age: 54                         March 2000. Ms. Avakian is currently Vice
                                    President for Human Resources for the
                                    Massachusetts Institute of Technology where
                                    she directs all human resource programs and
                                    oversees the institution's medical
                                    department. Prior to joining MIT, she was
                                    Senior Vice President, Human Resources, for
                                    Beth Israel Deaconess Medical Center and for
                                    its parent corporation, CareGroup. She
                                    previously served as President of the
                                    American Society for Healthcare Human
                                    Resources Administration.

Werner Cautreels, Ph.D. +             Werner Cautreels, Ph.D. has been a                           1999           2001
Age: 47                             director since September 1999. Since May
                                    1998, Dr. Cautreels has been the Global Head
                                    of Research and Development of Solvay
                                    Pharmaceuticals B.V., a pharmaceutical
                                    company. Prior to that, Dr. Cautreels was
                                    employed by Nycomed Amersham Ltd., Sterling
                                    Winthrop, and Sanofi, Inc. in a variety of
                                    positions in Research and Development.

                                                                                                                PRESENT
                                                                                                 DIRECTOR        TERM
        NAME AND AGE                BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS                   SINCE         EXPIRES
        ------------                -------------------------------------------                  --------       -------

L. Patrick Gage, Ph.D. +              L. Patrick Gage,  Ph.D. has been a                           1998           2002
Age: 57                             director since January 1998. Since March
                                    1998, Dr. Gage has been the President of
                                    Wyeth-Ayerst Research, a division of
                                    American Home Products Corporation, a
                                    pharmaceutical company. Prior to that, Dr.
                                    Gage was employed by Genetics Institute,
                                    Inc., a biopharmaceutical company, in a
                                    variety of positions including President.

Tuan Ha-Ngoc, +                       Tuan Ha-Ngoc has been a director since                       2000           2001
Age: 48                             March 2000. Mr. Ha-Ngoc is the founder,
                                    Chief Executive Officer and a director of
                                    eHealthDirect, Inc., which provides an
                                    advanced business to business financial
                                    transactions platform for health care
                                    benefits administration. Mr. Ha-Ngoc was
                                    previously the Vice President of Strategic
                                    Development at American Home Products
                                    Corporation, a pharmaceutical company, where
                                    he directed its corporate strategy for the
                                    pharmaceutical sector. Prior to joining AHP,
                                    he was an Executive Vice President for
                                    Genetics Institute, Inc.

Dr. Stephen A. Hill*                  Stephen A. Hill, B.M., B.Ch., M.A.,                          1999           2000
Age: 41                             F.R.C.S. has served as our President and
                                    Chief Executive Officer since April 1999.
                                    Prior to his employment with us, Dr. Hill
                                    was the Head of Global Drug Development at
                                    F. Hoffmann-La Roche Ltd., a pharmaceutical
                                    company. He joined Roche in 1989 as medical
                                    adviser to Roche Products in the United
                                    Kingdom. He held several senior positions
                                    there, including that of medical director,
                                    with responsibility for clinical trials of
                                    compounds across a broad range of
                                    therapeutic areas, including CNS, HIV,
                                    cardiovascular, metabolism, and oncology.
                                    Dr. Hill also served as Head of
                                    International Drug Regulatory Affairs at
                                    Roche headquarters in Basel, Switzerland. He
                                    also was a member of Roche's Portfolio
                                    Management, Research, Development and
                                    Pharmaceutical Division Executive Boards.

                                                                                                                PRESENT
                                                                                                 DIRECTOR        TERM
        NAME AND AGE                BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS                   SINCE         EXPIRES
        ------------                -------------------------------------------                  --------       -------

Michael Rosenblatt, M.D.              Michael Rosenblatt, M.D. has been a                          1998           2002
Age: 52                             director since April 1998. From 1992-1998,
                                    Dr. Rosenblatt served as the Robert H. Ebert
                                    Professor of Molecular Medicine at the
                                    Harvard Medical School, Chief of the
                                    Division of Bone and Mineral Metabolism at
                                    Beth Israel Hospital, and Director of the
                                    Harvard MIT Division of Health Sciences and
                                    Technology. Since 1993, he has also been a
                                    faculty member in the department of
                                    Biological Chemistry and Molecular
                                    Pharmacological, Biological and Biomedical
                                    Sciences Program of the Division of Medical
                                    Sciences at Harvard University. From
                                    1996-1999, he was the executive director of
                                    the Carl J. Shapiro Institute for Education
                                    and Research at Harvard Medical School and
                                    Beth Israel Deaconess Medical Center. Since
                                    1996, he has been Harvard faculty dean for
                                    academic programs at the Beth Israel
                                    Deaconess Medical Center. He is now the
                                    President (interim) of Beth Israel Deaconess
                                    Medical Center and the George R. Minot
                                    Professor of Medicine at Harvard Medical
                                    School. Dr. Rosenblatt serves as a director
                                    of Creative Biomolecules, Inc. and certain
                                    privately held companies.

  *  Nominee for election as director.
  + Dr. Cautreels, Ms. Avakian and Mr. Ha-Ngoc filled the vacancies on the board of directors created by the resignations of Dr. Adrian de Jonge, Dr. Joseph C. Hogan, Jr. and Mr. Allan Ferguson, respectively.

COMMITTEES OF THE BOARD

         In 1999, the Audit Committee consisted of Mr. Dow, Dr. Rosenblatt and, until his resignation in September 1999, Mr. Ferguson. The Audit Committee currently consists of Mr. Dow, Dr. Rosenblatt and Mr. Ha-Ngoc, and we are currently considering which director will fill the vacancy on the Audit Committee created by Mr. Dow's decision not to seek re-election in 2000. The Audit Committee is responsible for providing the board of directors with an independent review of the our financial health, controls and reporting. Its primary functions are to recommend independent auditors to the board of directors, review the results of the annual audit and the auditors' reports, and ensure the adequacy of our financial controls and procedures. The Audit Committee met three times in 1999.

         In 1999, the Compensation Committee consisted of Mr. Dow, Dr. Gage and, until his resignation, Mr. Ferguson. Dr. Cautreels was appointed to the Compensation Committee to replace Mr. Ferguson in September 1999 and Ms. Avakian was appointed to the Committee in March 2000. The Compensation Committee acts for the board of directors with respect to our compensation practices and their implementation. It sets and implements the compensation of our officers and administers the Amended and Restated 1994 Equity Incentive Plan and the Amended and Restated 1996 Employee Stock Purchase Plan. The Compensation Committee met six times in 1999.

         We do not have a nominating committee.

ATTENDANCE AT MEETINGS

         The board of directors held six meetings during 1999, and each director attended at least 75% of all meetings of the board and of all committees of the board on which he served. Dr. Cautreels was elected to the board in September 1999 and has attended two of the four such meetings held in 1999.

DIRECTOR COMPENSATION

         Our directors do not receive cash compensation for their services as directors. However, all directors who are not employees are currently eligible to participate in the Amended and Restated 1996 Director Stock Option Plan.

         The Director Stock Option Plan provides that each non-employee director who is serving as a director prior to and immediately after any annual meeting of stockholders (whether or not a director is being re-elected) receives an automatic grant of an option to purchase 3,500 shares of our common stock. This option is fully exercisable on the date of grant. In addition, upon the initial election to the board, each non-employee director receives an automatic grant of an option to purchase 7,500 shares of common stock. This option becomes exercisable with respect to 2,500 shares on the date of our next annual meeting of stockholders and each of the next two annual meetings of stockholders thereafter, so long as the director remains in office. The options have a term of ten years and an exercise price equal to the closing price of the common stock as reported by the Nasdaq National Market on the last trading day prior to the date of grant. All questions of interpretation with respect to the Director Stock Option Plan and the options granted thereunder are determined by the board of directors. Without giving effect to the proposed amendment described below, the Director Stock Option Plan currently authorizes the grant of stock options to purchase up to a maximum of 125,000 shares of common stock (subject to adjustments for stock splits and similar capital changes).

         Dr. Cautreels received an option to purchase 7,500 shares of common stock upon his election to the board in September 1999. Ms. Avakian and Mr. Ha-Ngoc each received an option to purchase 7,500 shares of common stock upon their election to the board in March 2000. Mr. Ferguson, Mr. Dow, Mr. Gage and Dr. Rosenblatt each received grants of options to purchase 3,500 shares of common stock in May 1999.


                             STOCK PERFORMANCE GRAPH

         The following graph shows the cumulative total stockholder return on our common stock over the period from October 16, 1996 (the first trading day of common stock) to December 31, 1999, as compared with that of the Nasdaq Stock Market Index and the Nasdaq Pharmaceuticals Index, based on an initial investment of $100 in each on October 16, 1996. Total stockholder return is measured by dividing share price change plus dividends, if any, for each period by the share price at the beginning of the respective period, and assumes reinvestment of dividends.


       COMPARISON OF CUMULATIVE TOTAL RETURN OF ARQULE, INC., NASDAQ STOCK
         MARKET (U.S. COMPANIES) INDEX AND NASDAQ PHARMACEUTICALS INDEX
                           [STOCK PERFORMANCE GRAPH]

       -----------------------------------------------------------------------------------------------------------
                                                10/16/96      12/31/96      12/31/97     12/31/98      12/31/99
       -----------------------------------------------------------------------------------------------------------
       ArQule, Inc.                                100         118.868      173.117        37.268       77.358
       -----------------------------------------------------------------------------------------------------------
       Nasdaq Stock Market (U.S. Companies)        100         102.932      126.117       177.829      329.095
       Index
       -----------------------------------------------------------------------------------------------------------
       Nasdaq Pharmaceuticals Index                100         100.270      103.557       131.744      245.128
       -----------------------------------------------------------------------------------------------------------

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee Report set forth below describes the compensation policies applicable to our executive officers, including Dr. Stephen A. Hill, our current Chief Executive Officer, during 1999.

         Overall Policy. Our executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. To this end, we have developed an overall compensation strategy and a specific compensation plan that tie a portion of executive compensation to ArQule's success in meeting specified performance goals. In addition, through the use of stock options, we ensure that a part of each executive's compensation is closely tied to appreciation in ArQule's stock price. The objectives of this strategy are to attract and retain the best possible executive talent, to motivate our executives to achieve the goals inherent in our business strategy, to link executive and stockholder interests through equity-based plans and, finally, to provide a compensation package that recognizes individual contributions as well as corporate technical and financial performance.

         We determine the compensation of all corporate officers, including the six most highly compensated corporate executives named in the Summary Compensation Table. We take into account the views of our Chief Executive Officer and review a number of compensation surveys to ensure the competitiveness of the compensation offered by ArQule for the purposes of recruiting and retaining key management.

         The key elements of ArQule's executive compensation consist of base salary and stock options. Our policies with respect to each of these elements, including the basis for the compensation awarded to Dr. Hill in 1999, are discussed below. In addition, while the elements of compensation described below are considered separately, we take into account the full compensation package afforded to the individual, including insurance and other employee benefits.

         Base Salaries. Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. In making determinations regarding base salaries, we consider generally available information regarding salaries prevailing in the industry, but do not utilize any particular indices or peer groups.

         Annual salary adjustments are determined by evaluating ArQule's financial performance and the performance of particular aspects of the business under the control of the particular executive officer. Where appropriate, we also consider non-financial performance measures. These non-financial performance measures may include such factors as efficiency gains, new responsibilities assumed by the executive, quality improvements and improvements in relations with collaborators and employees. No particular weight is given to any of these non-financial factors.

         The base salary for 1999 for each of the executive officers, including Dr. Hill, was based on the performance of the individual as well as a review of compensation paid to persons holding comparable positions in other biotechnology companies. Dr. Hill became Chief Executive Officer on April 1, 1999 and was paid $213,462 during 1999.

         ArQule executed a resignation agreement in September 1998 with former Chief Executive Officer, Eric Gordon, pursuant to which Mr. Gordon received $265,428, which was equal to his approximate annual base salary plus the cash value of accrued vacation. The resignation agreement also provided for the accelerated vesting of Mr. Gordon's options to purchase 193,717 shares of common stock and the forgiveness, on January 11, 2000, of an outstanding loan balance of $166,667, plus accrued interest thereon, owed by Mr. Gordon to ArQule in connection with a loan made to Mr. Gordon in June 1996. Pursuant to the resignation agreement, ArQule also reimbursed Mr. Gordon $10,000 for attorneys' and financial planning fees incurred by him in connection with negotiation and execution of the agreement. Mr. Gordon resigned as Chief Executive Officer effective March 29, 1999 and was paid $75,692 during 1999.

         Stock Options. We grant stock options to executive officers under the Amended and Restated 1994 Equity Incentive Plan. Stock options are generally granted with an exercise price equal to the fair market value of the common stock on the date of grant and vest over various periods of time, normally four years or upon the achievement of specified milestones. Stock option grants are designed to encourage the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation is achieved, and, once achieved, is maintained and increased. Accordingly, stock option grants align the interests of executive officers and employees with those of stockholders. In determining the amount of these grants, we evaluate the job level of the executive, responsibilities to be assumed in the upcoming year, and responsibilities in prior years, and also take into account the size of the officer's awards in the past.

         Conclusion. As described above, a very significant portion of ArQule's executive compensation is linked directly to individual and corporate performance and stock appreciation. We intend to continue the policy of linking executive compensation to ArQule's performance and returns to stockholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

                                      By the Compensation Committee,

                                      Laura Avakian
                                      Werner Cautreels
                                      Stephen M. Dow
                                      L. Patrick Gage

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table summarizes the compensation paid to or earned during the fiscal year by our Chief Executive Officer, our former Chief Executive Officer and our four most highly paid executive officers whose salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1999. We refer to these persons as the named executive officers.

                                                  ANNUAL COMPENSATION                   LONG-TERM
                                      --------------------------------------------    COMPENSATION
                                                                                         AWARDS
                                                                                      ------------
                                                                      OTHER ANNUAL     SECURITIES
                                                                      COMPENSATION     UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR     SALARY($)     BONUS         ($)         OPTIONS(#)    COMPENSATION($)
---------------------------           ----     ---------     -----    ------------    ------------   ---------------

Dr. Stephen A Hill (1).............   1999      $213,462 (2)           $102,581 (3)      320,000               --
  President and Chief
  Executive Officer

Eric B. Gordon (4).................   1999      $ 75,692 (5)   --            --               --               --
  President and Chief                 1998      $261,942       --            --               --         $457,194 (6)
  Executive Officer                   1997      $246,694       --            --               --         $ 88,336 (7)

James R. Fitzgerald, Jr.(8)........   1999      $176,077       --            --           27,509               --
  Vice President, Chief Financial     1998      $167,585       --            --           12,099               --
  Officer and Treasurer               1997      $154,376       --            --           11,880               --

Robert F. Tilton, Jr., Ph.D........   1999      $167,769       --            --           12,509               --
  Vice President, Information         1998      $150,000       --      $  3,600 (9)       30,082               --
  Management                          1997      $ 48,012       --      $  5,760 (9)       50,000               --


Michael D. Rivard..................   1999      $149,023       --            --           12,927               --
  Vice President, Legal,              1998      $138,997       --            --           34,531               --
  and General Counsel                 1997      $101,225       --            --           50,000               --

James Kyranos, Ph.D................   1999      $154,308       --            --           22,509               --
  Vice President, Systems             1998      $128,077       --            --           37,907               --
  Technologies                        1997      $107,899       --            --           23,069               --


---------------------

(1) Dr. Hill commenced employment with us in April 1999. Terms of his employment are described under "Executive Employment Agreements."

(2) Dr. Hill joined us as President and Chief Executive Officer effective April 1, 1999 and this amount represents a pro rata portion of his 1999 annual base salary of $300,000.

(3) Pursuant to his employment agreement, we paid Dr. Hill $100,000 as compensation for certain warrants he would have been entitled to receive had he remained with his prior employer. Dr. Hill was reimbursed for $2,581 of relocation expenses incurred by him during the fiscal year ended December 31, 1999 in connection with joining ArQule.

(4) Mr. Gordon commenced employment with us in January 1996 and terminated employment with us in March 1999. Terms of his employment agreement and resignation agreement are described under "Executive Employment Agreements."

(5) Mr. Gordon terminated his employment with us effective March 31, 1999 and this amount represents a pro rata portion of his annual base salary of $262,400.

(6) We executed a resignation agreement with Mr. Gordon in September 1998, which was effective March 31, 1999, pursuant to which Mr. Gordon received $265,428, an amount equal to his approximate annual base salary for 1998 plus the cash value of accrued vacation. The resignation agreement also provided for the forgiveness, on January 11, 2000, of an outstanding loan balance of $166,667, plus accrued interest thereon of $15,100, owed by Mr. Gordon to us in connection with a loan made to Mr. Gordon in June 1996. Pursuant to the resignation agreement, we also reimbursed Mr. Gordon $10,000 for attorneys' and financial planning fees incurred in connection with negotiation and execution of the agreement. The terms of Mr. Gordon's resignation agreement are described under "Executive Employment Agreements."

(7) Consists of amount of indebtedness owed to us by Mr. Gordon on February 15, 1998 in connection with a loan that we made to Mr. Gordon in June 1996, which we forgave upon the achievement of certain milestones by Mr. Gordon in the fiscal year ended December 31, 1997.

(8) Mr. Fitzgerald commenced employment with us in July 1996 and resigned as our Chief Financial Officer effective January 10, 2000. The terms of his temporary employment are described under "Executive Employment Agreements."

(9) This amount consists of reimbursement of relocation and temporary living expenses incurred by Dr. Tilton during the fiscal year ended December 31, 1997 and 1998 in connection with joining ArQule.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1999 by us to the named executive officers:

                                         PERCENT OF
                                           TOTAL
                           NUMBER OF      OPTIONS                    FAIR                        POTENTIAL REALIZABLE
                           SECURITIES     GRANTED     EXERCISE      MARKET                         VALUE OF ASSUMED
                           UNDERLYING    EMPLOYEES        OR       VALUE ON                     ANNUAL RATES OF STOCK
                            OPTIONS      IN FISCAL    BASE PRICE  GRANT DATE   EXPIRATION       PRICE APPRECIATION FOR
                          GRANTED (#)       YEAR      ($/SHARE)    ($/SHARE)      DATE              OPTION TERM (1)
                          -----------    ----------   ----------  ----------   ----------       -----------------------
                                                                                            0%($)      5%($)      10%($)
                                                                                            -----      -----      ------

Dr. Stephen A. Hill        320,000 (2)      30.68%    $4.6250 (3)       --      04/01/09             $930,764   $2,358,739

Eric B. Gordon                  --             --          --           --            --        --         --           --

James R. Fitzgerald, Jr.    25,000 (4)       2.40%    $4.3130           --      05/27/09        --   $ 67,811   $  171,845
                             2,509 (5)       0.24%    $4.9375        $5.75      02/03/09    $2,039   $ 11,111   $   25,031

Robert Tilton, Ph.D.        10,000 (4)       0.96%    $4.3130           --      05/27/09        --   $ 27,124   $   68,738
                             2,509 (5)       0.24%    $4.9375        $5.75      02/03/09    $2,039   $ 11,111   $   25,031

Michael D. Rivard           10,000 (4)       0.96%    $4.3130           --      05/27/09        --   $ 27,124   $   68,738
                             2,927 (5)       0.28%    $4.9375        $5.75      02/03/09    $2,378   $ 12,963   $   29,201

James Kyranos, Ph.D.        20,000 (4)       1.92%    $4.3130           --      05/27/09        --   $ 54,248   $  137,476
                             2,509 (5)       0.24%    $4.9375        $5.75      02/03/09    $2,039   $ 11,111   $   25,031

---------------------

(1) The dollar amounts under these columns are the result of calculations at 0%, 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying common stock.
(2) These options were granted under our Amended and Restated 1994 Equity Incentive Plan and become exercisable as to 25% of the shares on each of April 1, 2000, 2001, 2002 and 2003.
(3) The exercise price of these options is equal to 100% of the fair market value of our common stock on the date the options were granted, as determined by our Compensation Committee.
(4) These options were granted under our Amended and Restated 1994 Equity Incentive Plan and become exercisable as to 25% of the shares on each of May 27, 2000, 2001, 2002, and 2003.
(5) These options were granted under our Amended and Restated 1994 Equity Incentive Plan and become exercisable as to 50% of the shares immediately upon grant and 50% of these shares on January 1, 2000.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table sets forth certain information concerning exercisable and unexercisable stock options held by the named executive officers as of December 31, 1999.

                                                               NUMBER OF SECURITIES
                                                                    UNDERLYING               VALUE OF UNEXERCISED
                          SHARES ACQUIRED      VALUE           UNEXERCISED OPTIONS           IN-THE-MONEY OPTION
                          ON EXERCISE(#)   REALIZED($)(1)    AT FISCAL YEAR-END(#)(1)      AT FISCAL YEAR-END($)(2)
                          ---------------  --------------    ------------------------      ------------------------

                                                            EXERCISABLE  UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
                                                            -----------  -------------    -----------   -------------

Dr. Stephen A. Hill                 --       $       --             --       320,000        $      --     $1,800,000

Eric B. Gordon                 428,820       $1,966,428             --            --        $      --     $       --

James R. Fitzgerald, Jr.            --       $       --         58,983        42,505        $ 170,881     $  222,748

Robert F. Tilton, Jr.,              --       $       --         35,336        57,255        $  34,163     $  147,789
Ph.D.

Michael D. Rivard                   --       $       --         39,994        57,464        $  34,897     $  148,523

James Kyranos, Ph.D.                         $       --         21,268        43,976        $ 117,487     $  243,314

---------------------

(1) Based on the difference between the option exercise price of options and the closing price of the underlying common stock on the date of exercise.
(2) Based on the difference between the exercise price of options and the closing price of the underlying shares of common stock on December 31, 1999 as reported by the Nasdaq National Market ($10.25).

EXECUTIVE EMPLOYMENT AGREEMENTS

         We currently have an employment agreement with Dr. Hill. Previously, we entered into employment agreements with Mr. Gordon and Mr. Fitzgerald. As described below, we have also entered into a resignation agreement with Mr. Gordon and a temporary employment agreement with Mr. Fitzgerald.

         We agreed to employ Mr. Gordon as our President and Chief Executive Officer, effective January 2, 1996, at an annual salary of not less than $225,000. In connection with this agreement, Mr. Gordon was granted options to acquire 387,434 shares of common stock at $0.80 per share, which were to vest over four years, and options to acquire 77,486 shares of Common Stock at $0.80 per share, which were to vest upon the achievement of certain milestones. We also provided Mr. Gordon with moving and relocation allowances. The agreement provided for continued employment until termination by either party. Mr. Gordon resigned as our President and Chief Executive Officer effective March 31, 1999. We executed a resignation agreement in September 1998 with Mr. Gordon pursuant to which Mr. Gordon received $265,428, which was equal to his approximate annual base salary for 1998 plus the cash value of accrued vacation. The resignation agreement also provided for the accelerated vesting of Mr. Gordon's options to purchase 193,717 shares of common stock and the forgiveness (subject to certain conditions) on January 11, 2000 of an outstanding loan balance of $166,667, plus accrued interest thereon, owed to us by Mr. Gordon in connection with a loan that we made to Mr. Gordon in June 1996. The original principal amount of the loan was $250,000, of which $83,333, and certain interest thereon, was forgiven in 1998 in recognition of the achievement in 1997 of certain milestones. Pursuant to the resignation agreement, we also reimbursed Mr. Gordon $10,000 for attorneys' and financial planning fees incurred by him in connection with negotiation and execution of the agreement.

         Under Mr. Fitzgerald's original employment agreement, we agreed to employ Mr. Fitzgerald as our Vice President, Finance and Administration and Chief Financial Officer, effective July 9, 1996, at an annual salary of not less than $150,000. Pursuant to the agreement, Mr. Fitzgerald was granted options, which vested over four years, to acquire 50,000 shares of common stock at $6.00 per share. The agreement provided for continued employment until termination by either party. Mr. Fitzgerald resigned as our Chief Financial Officer effective January 10, 2000 and, pursuant to a temporary employment agreement, became a temporary employee effective January 1, 2000. Mr. Fitzgerald's temporary employment agreement provides for his continued employment with us until September 30, 2000. Mr. Fitzgerald will be paid a monthly salary of $9,800 and may be required to provide his services to us for up to two days per month.

         We entered into an employment agreement with Dr. Hill, agreeing to employ him as our President and Chief Executive Officer, effective April 1, 1999, at an initial annual base salary of $300,000. Pursuant to the employment agreement, Dr. Hill was granted options, which vest over four years, to acquire 320,000 shares of common stock at $4.625 per share. The employment agreement provides that we pay Dr. Hill $100,000 for certain warrants he would have been entitled to had he remained with his prior employer. The agreement also requires
(i) the payment of an annual bonus of up to $100,000 upon the achievement of certain milestones, which will be determined by our board of directors, and (ii) the payment of certain moving and relocation expenses. The agreement provides for continued employment until terminated by either party. If Dr. Hill is terminated without cause, as defined in the agreement, we will be required to make a one time payment to him equal to his annual base salary and to continue to provide him with insurance and other benefits for a period of one year.

                   PROPOSAL TO AMEND OUR AMENDED AND RESTATED
                           1994 EQUITY INCENTIVE PLAN

GENERAL

         The purpose of the Amended and Restated 1994 Equity Incentive Plan, referred to as the Equity Plan, is to attract and retain key employees and consultants and to provide an incentive for these persons to achieve long-range performance goals. The Equity Plan permits us to grant "Awards" to our employees and consultants, including incentive and nonstatutory stock options, stock appreciation rights, performance shares, restricted stock and stock units. To date, we have granted only incentive stock options, non-statutory stock options and restricted stock under the Equity Plan. On March 16, 2000, our board of directors voted to amend and restate the Equity Plan, subject to stockholder approval, to incorporate the increase in available shares discussed below.

         Without giving effect to the proposed amendment, Awards may be granted under the Equity Plan for up to a total of 4,700,000 shares of common stock, subject to adjustment for stock splits and similar capital changes. We last increased the number of shares of common stock reserved for issuance under the Equity Plan in 1998. As of April 3, 2000, 242 employees were eligible to participate in the Equity Plan and options to purchase an aggregate of 5,386,010 shares of common stock had been granted. Pursuant to the Equity Plan, 521,547 restricted shares of Common Stock have been issued, of which 48,444 restricted shares have been cancelled. Options to purchase 1,695,221 shares had been cancelled, options to purchase 1,413,517 shares had been exercised, and options to purchase 2,277,272 shares remained outstanding, leaving 536,108 shares available for issuance of new options under the Equity Plan. The closing price of our common stock as reported by the Nasdaq National Market on April 3, 2000 was $12.875.

ADMINISTRATION AND ELIGIBILITY

         Awards are made by the Compensation Committee, which has been designated by the board of directors to administer the Equity Plan. Subject to certain limitations, the Compensation Committee may delegate to one or more of our executive officers the power to make Awards to participants who are not subject to Section 16 of the Securities Exchange Act of 1934 or "covered employees" for purposes of Section 162(m) of the Internal Revenue Code.

         Options under the Equity Plan are granted at the discretion of the Compensation Committee, which determines the recipients and establishes the terms and conditions of each Award, including the exercise price, the form of payment of the exercise price, the number of shares subject to option and the time at which such options become exercisable. However, the exercise price of any incentive stock option granted under the Equity Plan may not be less than the fair market value of the common stock on the date of grant and the term of any such option cannot be greater than 10 years. The exercise price of any nonstatutory stock option is determined by the Compensation Committee.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

         Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an ISO under the Equity Plan. If no disposition of shares issued to an optionee upon exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as a capital gain and any loss sustained will be a capital loss and (b) no deduction is allowed to us for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

         If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (referred to as a disqualifying disposition) then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) we are entitled to deduct this amount. Any further gain realized is taxed as a capital gain and does not result in any deduction to us. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

         Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) we receive a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a capital gain or loss and will not result in any deduction by us.

PROPOSED AMENDMENT TO THE EQUITY PLAN

         The board of directors has voted, subject to approval of the stockholders, to increase the number of shares of common stock subject to Awards under the Equity Plan by 1,000,000 shares to an aggregate of 5,700,000 shares, subject to adjustment for stock splits and similar capital changes. This proposed amendment is intended to ensure that a sufficient number of shares of common stock are available to be issued to eligible persons in the future.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the shares of common stock present or represented at the meeting and entitled to vote on this proposal will constitute the approval of the proposed amendment to the Equity Plan. Abstentions will count as votes against the amendment and broker non-votes will not be counted.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

            PROPOSAL TO APPROVE AMENDMENT TO OUR 1996 EMPLOYEE STOCK
                                 PURCHASE PLAN

GENERAL

         The Amended and Restated 1996 Employee Stock Purchase Plan, referred to as the Purchase Plan, provides our full-time employees the opportunity to purchase shares of our common stock by automatic payroll deduction or other means on favorable terms. Like the Equity Plan, the Purchase Plan helps us attract and retain top quality personnel, motivates them to acquire an equity stake in ArQule and provides an incentive for them to achieve long-range performance goals. On May 27, 1999, the board of directors amended the Purchase Plan increasing the number of shares available for issuance under the plan by 300,000 shares. We are requesting that the stockholders approve this amendment of the Purchase Plan solely for purposes of qualifying it under Section 423 of the Internal Revenue Code, referred to as the Code. This approval will permit our employees to benefit from the favorable tax treatment described below.

         After giving effect to the increase authorized by the board of directors on May 27, 1999, an aggregate of 420,000 shares of common stock have been reserved for issuance under the Purchase Plan, subject to adjustment for stock splits and similar capital changes. As of April 3, 2000, 242 employees were eligible to participate in the Purchase Plan and 219,209 shares had been purchased under the Purchase Plan. The closing price of our common stock on April 3, 2000, as reported by the Nasdaq National Market, was $12.875.

ADMINISTRATION AND ELIGIBILITY

         The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Our board of directors, at its discretion, grants rights to purchase shares of common stock under the Purchase Plan. The board of directors determines the frequency and duration of individual offerings under the Purchase Plan and the date(s) when stock may be purchased. All of our full-time employees are eligible to participate in the Purchase Plan.

         Eligible employees participate voluntarily and may withdraw from any offering at any time before stock is purchased. Participation terminates automatically upon termination of employment for any reason. The purchase price per share in an offering is 85% of the lower of the fair market value of common stock on the first day of an offering period or the applicable exercise date. The purchase price may be paid through regular payroll deductions, lump sum cash payments or a combination of both, as determined by the board of directors.

         In accordance with Section 423 of the Code, no employee may participate in an offering under the Purchase Plan if, immediately after the right to acquire shares of common stock in the offering is granted, the employee would own 5% or more of the voting stock of the Company (including stock that may be purchased through subscriptions under the Purchase Plan or any other options), nor may an employee buy more than $25,000 worth of stock (determined by the fair market value of the common stock at the time the right to purchase the common stock is granted) through the Purchase Plan in any calendar year. In addition, each employee's purchases in any calendar year cannot exceed 15% of the employee's annual rate of compensation.

         The Purchase Plan may be amended or terminated at any time by the board of directors, subject to any necessary approval by stockholders. In particular, any Purchase Plan amendment that would increase the number of shares offered under the Purchase Plan would require stockholder approval.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE PURCHASE PLAN

         If the stockholders approve the amendment of the Purchase Plan, participants will not realize taxable income at the commencement of an offering or at the time shares are purchased under the Purchase Plan. If a participant holds shares purchased under the Purchase Plan for at least two years from the offering commencement date, then upon sale of the shares, the participant will be treated as having received taxable compensation income of 15% of the fair market value of the stock at the commencement of the offering (or, if less, any amount realized on sale of such shares in excess of the purchase price). No deduction will be allowed to us for Federal income tax purposes upon the purchase of shares or, if the participant waits the prescribed period to sell, upon sale. However, if the participant does not wait the prescribed period to sell, he or she will be treated as having received taxable compensation income upon sale equal to the excess of the fair market value of the stock on the date of purchase over the actual purchase price, and we will be allowed to deduct that amount. In either case, any difference over or under the participant's tax cost (the purchase price plus the amount of taxable compensation income that the participant recognizes upon sale of the shares) will be treated as capital gain or loss.

         Assuming stockholder approval, if a participant dies during the two-year holding period while owning shares purchased under the Purchase Plan, 15% of the fair market value of the stock at the commencement of the offering period (or, if less, the fair market value of such shares on the date of death in excess of the purchase price) is taxed to the participant as ordinary income in the year of death, and we would not be allowed a deduction for Federal income tax purposes.

         If the stockholders do not approve the amendment to the Purchase Plan, a participant will be treated as having received taxable compensation income at the time of purchase equal to the excess of the fair market value of the stock on the date of purchase over the actual purchase price, and we will be allowed to deduct that amount.

APPROVAL OF AMENDMENT

         The board of directors has amended the Purchase Plan increasing the aggregate number of shares of common stock subject to purchase under the plan by 300,000 shares to 420,000 shares, subject to adjustment for stock splits and similar capital changes. This amendment is intended to ensure that a sufficient number of shares of common stock are available to be issued to eligible persons in the future. We are requesting that the stockholders approve the amendment solely for purposes of qualifying the Purchase Plan under Section 423 of the Code.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the shares of common stock present or represented at the meeting and entitled to vote on this proposal will constitute approval of the amendment to the Purchase Plan. Abstentions will count as votes against the approval and broker non-votes will not be counted.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

         PROPOSAL TO AMEND OUR AMENDED AND RESTATED 1996 DIRECTOR STOCK
                                  OPTION PLAN

GENERAL

         The purpose of the Amended and Restated 1996 Director Stock Option Plan, referred to as the Director Plan, is to attract and retain qualified non-employee directors to serve on our board of directors and to encourage stock ownership of our stock by such directors so as to provide additional incentives to promote our success. On March 16, 2000, our board of directors amended and restated the Director Plan, subject to stockholder approval, to incorporate the amendment discussed below.

         Without giving effect to the proposed amendment, the Director Plan currently authorizes the grant of nonstatutory stock options for the purchase of a maximum of 125,000 shares of common stock, subject to adjustment for stock splits and similar capital changes, to eligible directors as defined below. As of April 3, 2000, options to purchase an aggregate of 94,500 shares of common stock had been granted under the Director Plan, of which no options to purchase shares have been cancelled, leaving 30,500 shares available for future grants.

ADMINISTRATION AND ELIGIBILITY

         All of our non-employee directors are eligible to participate in the Director Plan. Currently, six of our seven directors are eligible to participate in the Director Plan. Pursuant to the Director Plan, an option to purchase 7,500 shares of common stock is automatically granted to each non-employee director at the time that they are first elected or appointed to the board of directors. This initial option becomes exercisable as to 2,500 shares on the date of each three annual meetings following the date of grant. In addition, at each annual meeting of stockholders, each eligible director serving as a member of the board of directors prior to and immediately after such annual meeting is automatically granted an immediately exercisable option to purchase 3,500 shares of common stock.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO DIRECTOR PLAN OPTIONS

         Options granted under the Director Plan are nonstatutory stock options. Please refer to the discussion of the tax consequences relating to nonstatutory stock option under the section above entitled Proposal to Amend Our Amended and Restated 1994 Equity Incentive Plan.

PROPOSED AMENDMENT TO OUR AMENDED AND RESTATED 1996 DIRECTOR STOCK OPTION PLAN

         The board of directors has voted, subject to approval of the stockholders, to increase the number of shares of common stock that may be subject to grants under the Director Plan by 65,500 shares to an aggregate of 190,500 shares, subject to adjustment for stock splits and similar capital changes. This proposed amendment is intended to ensure that a sufficient number of shares of common stock are available to be issued to eligible directors in the future.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the shares of common stock present or represented at the meeting and entitled to vote on this proposal will constitute the approval of the proposed amendment to the Director Plan. Abstentions will count as votes against the amendment and broker non-votes will not be counted.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         In 1999, the Compensation Committee consisted of Mr. Dow, Dr. Gage and, until his resignation, Mr. Ferguson. Dr. Cautreels was appointed to the Compensation Committee to replace Mr. Ferguson in September 1999 and Ms. Avakian was added as a Committee member in March 2000. None of the members of the Compensation Committee has been an officer or employee of ArQule.

         On March 5, 1998, Dr. Gage, was appointed the President of Wyeth-Ayerst Research, a division of American Home Products Corporation, after the merger of American Home Products and Genetics Institute, Inc., of which Mr. Gage was President. We entered into a collaborative agreement with Wyeth-Ayerst in July 1997, pursuant to which Wyeth-Ayerst subscribed to our Mapping Array(TM) Program and has committed to a minimum number of Directed Array(TM) Programs. Wyeth-Ayerst made a $2 million equity investment in ArQule in June 1998. The total value of this agreement is up to $26.2 million in committed payments. In addition, Wyeth-Ayerst has agreed to pay us development milestones and royalties from the sales of products resulting from the collaboration.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Loan to Mr. Gordon. In July 1996, we made a loan in the amount of $250,000 to Eric B. Gordon, our former President, Chief Executive Officer and director. The loan was secured by shares of common stock issuable to Mr. Gordon upon the exercise of stock options and was represented by a promissory note. The loan bore interest at the lowest applicable federal rate of interest as published by the Internal Revenue Service. The first of three equal annual installments on the note became due in February 1998. In light of the achievement of certain milestones by Mr. Gordon, we forgave principal of $83,333 and interest of $5,003 of the first installment payment of $106,004. Mr. Gordon paid the remaining interest due of $17,668 on the first installment. The remaining principal of $166,667 and accrued interest thereon of $15,100 was forgiven on January 11, 2000 pursuant to Mr. Gordon's resignation agreement.

         Loan to Dr. Hogan. In November 1995, we made a loan in the amount of $120,000 to Dr. Hogan. The loan was secured by shares of common stock issuable to Dr. Hogan and was represented by a promissory note. The loan bore interest at the lowest applicable federal rate of interest as published by the Internal Revenue Service. The original principal amount of the loan was forgiven at a rate of 25% per year on each anniversary date of the note as long as Dr. Hogan was employed by ArQule. Principal in the amount of $30,000 was forgiven in each of 1996, 1997 and 1998. The remaining $30,000 principal and $19,273 in accrued interest was forgiven in 1999.

                                 SHARE OWNERSHIP

         The following table and footnotes set forth certain information regarding the beneficial ownership of our common stock as of April 3, 2000 by
(i) persons known by us to be beneficial owners of more than 5% of the common stock, (ii) our named executive officers, (iii) our directors and nominee for election as director, and (iv) all current executive officers and directors as a group.

                                                               SHARES BENEFICIALLY OWNED (1)
                                                               -----------------------------
5% STOCKHOLDERS                                                NUMBER                 PERCENT
---------------                                                ------                 -------

The Kaufman Fund, Inc.................................        2,000,000               14.85 %
   140 E. 45 Street, 43rd Floor
   New York, NY  10017
Physica B.V. (2)......................................        1,815,468               13.48 %
   C.J. van Houtenlaan, 36
   1381 CD Weiss
   The Netherlands
BVF Partners L.P. (3).................................        1,531,605               11.37 %
   227 West Monroe Street, Suite 4800
   Chicago, Illinois 60606
Dimensional Fund Advisors (4).........................          684,800                5.08 %
   1299 Ocean Avenue, 11th Floor
   Santa Monica, CA  90401

DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------
Laura Avakian.........................................               --                *
Werner Cautreels, Ph.D................................               --                *
Stephen M. Dow (5)....................................           76,314                *
Tuan Ha-Ngoc..........................................               --                *
L. Patrick Gage, Ph.D. (6)............................           14,500                *
Michael Rosenblatt, M.D.(7)...........................           14,500                *
Dr. Stephen A. Hill (8)...............................           82,171                *
Eric B. Gordon (9)....................................          165,592                1.23 %
James R. Fitzgerald, Jr. (10).........................           38,813                *
Michael D. Rivard (11)................................           60,340                *
Robert F. Tilton, Jr., Ph.D. (12).....................           45,457                *
James Kyranos, Ph.D.(13)..............................           44,792                *
All current directors and executive officers
  as a group (10 persons) (14)........................          338,074                2.51 %


---------------------

* Indicates less than 1%

(1) The persons and entities named in the table have sole voting and investment power with respect to the shares beneficially owned by them, except as noted below. Share numbers include shares of common stock issuable pursuant to the outstanding options that may be exercised within sixty (60) days after April 3, 2000.

(2) The voting and investment discretion over the shares owned by Physica B.V. is exercised by the sole director of Physica B.V., J.W.F. van Ingen.

(3) These shares are beneficially owned by BVF Partners L.P., a Delaware limited partnership ("Partners"), and by its general partner, BVF Inc., a Delaware corporation ("BVF, Inc."), which is also an investment advisor to Partners. Partners is the general partner of Biotechnology Value Fund II, L.P., a Delaware limited Partnership ("BVF2"), an investment limited partnership. BVF2 disclaims beneficial ownership of shares beneficially owned by Partners on behalf of certain managed accounts. Mark N. Lampert is the sole shareholder and sole director of BVF, Inc. and is an officer of BVF, Inc. Mr. Lampert disclaims beneficial ownership of these shares. The information provided in the share ownership table and in this footnote is as of February 29, 2000 based on a Statement of Changes in Beneficial Ownership on Form 4 filed with the Securities Exchange Commission on March 9, 2000.

(4)      Dimensional Fund Advisors Inc., an investment advisor registered under
         Section 203 of the Investment Advisors Act of 1940, furnishes investment advise to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trust and separate accounts. These investment companies are referred to as the Funds. In its role as investment advisor or manager, Dimensional Fund Advisors possesses voting and/or investment power over the 684,800 shares of common stock but disclaims beneficial ownership of these shares. The information provided in the share ownership table and in this footnote is as of December 31, 1999 based on the Schedule 13G filed with the Securities Exchange Commission on February 3, 2000.

(5) Consists of (i) 18,000 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 3, 2000, (ii) 58,314 shares of Common Stock held in a family trust for the benefit of Mr. Dow and his wife.

(6) Consists solely of 14,500 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty
         (60) days of April 3, 2000.

(7) Consists solely of 14,500 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty
         (60) days of April 8, 2000.

(8) Consists of (i) 2,171 shares of common stock, (ii) 80,000 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 3, 2000.

(9)      Consists solely of shares of common stock held by Mr. Gordon.

(10)     Consists of (i) 26,903 shares of common stock held by Mr. Fitzgerald,
         (ii) 5,660 shares of common stock held jointly by Mr. Fitzgerald and his wife and (iii) 6,250 shares of common stock subject to options that are presently exercisable.

(11) Consists of (i) 3,882 shares of common stock, (ii) 56,458 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 3, 2000.

(12) Consists of (i) 6,366 shares of common stock, (ii) 39,091 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 3, 2000.

(13) Consists of (i) 8,308 shares of common stock, (ii) 36,484 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 3, 2000.

(14) Includes 259,033 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 3, 2000. See footnotes (5), (6), (7), (8), (11), (12) and
         (13). Does not include footnotes (9) and (10) which represent the number of shares of common stock that are owned, or options presently exercisable, by Mr. Gordon and Mr. Fitzgerald, who are no longer with the company.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Our executive officers and directors are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission. Copies of those reports must also be furnished to us.

         Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that during 1999 our executive officers and directors complied with all applicable
Section 16(a) filing requirements.

                         INFORMATION CONCERNING AUDITORS

         The firm of PricewaterhouseCoopers LLP, independent accountants, has audited our accounts since our inception and will do so for 2000. The board of directors has appointed PricewaterhouseCoopers LLP to serve as our independent auditors for the fiscal year ending December 31, 2000. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

                              STOCKHOLDER PROPOSALS

         Assuming our 2001 Annual Meeting of Stockholders is not more than 30 days before or 30 days after May 18, 2001, if you wish to bring business before or propose director nominations at the 2001 Annual Meeting, you must give written notice to ArQule by March 4, 2001 (the date 75 days before the anniversary of the 2000 Annual Meeting).

         If you intend to bring such a proposal or nomination at the 2001 Annual Meeting, and you would like us to consider the inclusion of your proposal or nomination in our proxy statement for the meeting, you must provide written notice to ArQule of such proposal or nomination prior to December 25, 2000.

         Notices of stockholder proposals and nominations shall be given in writing to David C. Hastings, Chief Financial Officer, ArQule, Inc., 19 Presidential Way, Woburn, Massachusetts, 01801

                                  OTHER MATTERS

         The board of directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

         ANY HOLDER OR BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK MAY OBTAIN A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR COPIES OF OUR ANNUAL REPORT ON FORM 10-K SHOULD BE ADDRESSED TO DAVID C. HASTINGS, CHIEF FINANCIAL OFFICER, ARQULE, INC., 19 PRESIDENTIAL WAY, WOBURN, MASSACHUSETTS, 01801. IN ADDITION, OUR ANNUAL REPORT MAILED TO STOCKHOLDERS CONTAINS THE FULL TEXT OF OUR FILING ON FORM 10-K.

                                   ARQULE, INC.                       APPENDIX A

                              AMENDED AND RESTATED

                           1994 EQUITY INCENTIVE PLAN

             As amended by the Board of Directors on March 16, 2000
               and submitted to the Stockholders on May 18, 2000


Section 1.  PURPOSE

         This ArQule, Inc. Amended and Restated 1994 Equity Incentive Plan (the "Plan") amends and restates the ArQule, Inc. Amended and Restated 1994 Equity Incentive Plan by providing for the grant of equity incentives of various forms in the Company. The purpose of the Plan is to attract and retain key employees and consultants of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

Section 2.  DEFINITIONS

         "Affiliate" means any business entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company. For purposes hereof, "Control" (and with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting stock, by contract or otherwise. In the case of a corporation "control" shall mean, among other things, the direct or indirect ownership of more than fifty percent (50%) of its outstanding voting stock.

         "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock, Stock Unit or Other Stock-Based Award awarded under the Plan or any Award previously granted under the 1994 Equity Incentive Plan of the Company or the Amended and Restated 1994 Equity Incentive Plan of the Company as in effect prior to date this Plan was adopted by the Board of Directors.

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor to such Code.

         "Committee" means a committee of not less than two members of the Board appointed by the Board to administer the Plan. If a Committee is authorized to grant Options to a Reporting Person or a "covered employee" within the meaning of Section 162(m) of the Code, each member shall be a "non-employee director" or the equivalent within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" or the equivalent within the meaning of Section 162(m) of the Code, respectively. Until such committee is appointed, "Committee" means the Board.

         "Common Stock" or "Stock" means the Common Stock, $0.01 par value, of the Company.

         "Company" means ArQule, Inc.

         "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" shall mean the Participant's estate.

         "Effective Date" means October 28, 1994.

         "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

         "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision.

         "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is not intended to be an Incentive Stock Option.

         "Option" means an Incentive Stock Option or a Nonstatutory Stock
Option.

         "Other Stock-Based Award" means an Award, other than an Option, Stock Appreciation Right, Performance Share, Restricted Stock or Stock Unit, having a Common Stock element and awarded to a Participant under Section 11.

         "Participant" means a person selected by the Committee to receive an Award under the Plan.

         "Performance Cycle" or "Cycle" means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

         "Performance Shares" mean shares of Common Stock, which may be earned by the achievement of performance goals, awarded to a Participant under Section 8.

         "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

         "Restricted Period" means the period of time selected by the Committee during which an Award may be forfeited to the Company pursuant to the terms and conditions of such Award.

         "Restricted Stock" means shares of Common Stock subject to forfeiture awarded to a Participant under Section 9.

         "Stock Appreciation Right" or "SAR" means a right to receive any excess in value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

         "Stock Unit" means an award of Common Stock or units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 10.

Section 3.  ADMINISTRATION

         The Plan shall be administered by the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or covered employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

Section 4.  ELIGIBILITY

         All employees and, in the case of Awards other than Incentive Stock Options, and consultants of the Company or any Affiliate, capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.

Section 5.  STOCK AVAILABLE FOR AWARDS

         (a) Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 5,700,000 shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited without the Participant having had the benefits of ownership (other than voting rights), the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         (b) In the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee (subject, in the case of Incentive Stock Options, to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

Section 6.  STOCK OPTIONS

         (a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with
Section 422 of the Code or any successor provision and any regulations thereunder, and no Incentive Stock Option may be granted hereunder more than ten years after the Effective Date.

         (b) The Committee shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award with respect to Incentive Stock Options. Nonstatutory Stock Options may be granted at such prices as the Committee may determine.

         (c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

         (d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

         (e) The Committee may provide that, subject to such conditions as it considers appropriate, upon the delivery or retention of shares to the Company in payment of an Option, the Participant automatically be awarded an Option for up to the number of shares so delivered.


Section 7.  STOCK APPRECIATION RIGHTS

         (a) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. SARs granted in tandem with Options shall have an exercise price not less than the exercise price of the related Option. SARs granted alone and unrelated to an Option may be granted at such exercise prices as the Committee may determine.

         (b) An SAR related to an Option, which SAR can only be exercised upon or during limited periods following a change in control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.

Section 8.  PERFORMANCE SHARES

         (a) Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Shares have been earned.

         (b) The Committee shall establish performance goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

         (c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares that have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

Section 9.  RESTRICTED STOCK

         (a) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

         (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

Section 10.  STOCK UNITS

         (a) Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

         (b) Shares of Common Stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

Section 11.  OTHER STOCK-BASED AWARDS

         (a) Subject to the provisions of the Plan, the Committee may make other awards of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock, including without limitation convertible preferred stock, convertible debentures, exchangeable securities and Common Stock awards or options. Other Stock-Based Awards may be granted either alone or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan.

         (b) The Committee may establish performance goals, which may be based on performance goals related to book value, subsidiary performance or such other criteria as the Committee may determine, Restricted Periods, Performance Cycles, conversion prices, maturities and security, if any, for any Other Stock-Based Award. Other Stock-Based Awards may be sold to Participants at the face value thereof or any discount therefrom or awarded for no consideration or such minimum consideration as may be required by applicable law.

Section 12.  GENERAL PROVISIONS APPLICABLE TO AWARDS

         (a) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

         (b) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

         (c) Settlement. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

         (d) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and
(ii) cash payments in lieu of or in addition to an Award.

         (e) Termination of Employment. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

         (f) Change in Control. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable,
(iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

         (g) Loans. The Committee may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that such Loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

         (h) Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

         (i) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

         (j) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

         (k) Transferability. In the discretion of the Committee, any Award may be made transferable upon such terms and conditions and to such extent as the Committee determines, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code. The Committee may in its discretion waive any restriction on transferability.

Section 13.  MISCELLANEOUS

         (a) No Right To Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

         (c) Effective Date. Subject to the approval of the stockholders of the Company, the Plan shall be effective on the Effective Date. Before such approval, Awards may be made under the Plan expressly subject to such approval.

         (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any stockholder approval that the Board determines to be necessary or advisable.

         (e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.

                   -----------------------------------------

This Plan was approved by the Board of Directors on March 16, 2000. This Plan will be submitted the stockholders at the Annual Meeting of Stockholders on May 18, 2000.

                                                                      APPENDIX B

                                  ARQULE, INC.

             AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN

As amended and restated by the Board of Directors on May 27, 1999 and submitted to the Stockholders on May 18, 2000

         1.       PURPOSE.

         The purpose of this 1996 Employee Stock Purchase Plan (the "Plan") is to provide employees of ArQule, Inc. (the "Company"), and its subsidiaries, who wish to become shareholders of the Company an opportunity to purchase Common Stock of the Company (the "Shares"). The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

         2.       ELIGIBLE EMPLOYEES.

         Subject to the provisions of Sections 7, 8 and 9 below, any individual who is a full-time employee (as defined below) of the Company, or any of its subsidiaries (as defined in Section 424(f) of the Code) the employees of which are designated by the Board of Directors as eligible to participate in the Plan, is eligible to participate in any Offering of Shares (as defined in Section 3 below) made by the Company hereunder. Full-time employees shall include all employees whose customary employment is:

                  (a)      20 hours or more per week and
                  (b)      more than five months

in the calendar year during which said Offering Date occurs or in the calendar year immediately preceding such year.

         3.       OFFERING DATES.

         From time to time, the Company, by action of the Board of Directors, will grant rights to purchase Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an "Offering") on a date or series of dates (each of which is an "Offering Date") designated for this purpose by the Board of Directors.

         4.       PRICES.

         The price per share for each grant of rights hereunder shall be the lesser of:

                  (a) eighty-five percent (85%) of the fair market value of a Share on the Offering Date on which such right was granted; or
                  (b) eighty-five percent (85%) of the fair market value of a Share on the date such right is exercised.

At its discretion, the Board of Directors may determine a higher price for a grant of rights.

         5.       EXERCISE OF RIGHTS AND METHOD OF PAYMENT.

                  (a) Rights granted under the Plan will be exercisable periodically on specified dates as determined by the Board of Directors.

                  (b) The method of payment for Shares purchased upon exercise of rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment or both, as determined by the Board of Directors. No interest shall be paid upon payroll deductions unless specifically provided for by the Board of Directors.

                  (c) Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a right granted hereunder shall be promptly returned to such employee by the Company after termination of the right to which the payment relates.

         6.       TERM OF RIGHTS.

         The total period from an Offering Date to the last date on which rights granted on that Offering Date are exercisable (the "Offering Period") shall in no event be longer than twenty-seven (27) months. The Board of Directors when it authorizes an Offering may designate one or more exercise periods during the Offering Period. Rights granted on an Offering Date shall be exercisable in full on the Offering Date or in such proportion on the last day of each exercise period as the Board of Directors determines.

         7.       SHARES SUBJECT TO THE PLAN.

         No more than the sum of (i) one hundred twenty thousand (120,000) Shares and (ii) three hundred thousand (300,000) Shares (the "Additional Shares") may be sold pursuant to rights granted under the Plan. Appropriate adjustments in the above figure, in the number of Shares covered by outstanding rights granted hereunder, in the exercise price of the rights and in the maximum number of Shares which an employee may purchase (pursuant to Section 9 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a right and each right shall be adjusted downward to the nearest full Share. Any agreement of merger or consolidation will include provisions for protection of the then existing rights of participating employees under the Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

         8.       LIMITATIONS ON GRANTS.

                  (a) No employee shall be granted a right hereunder if such employee, immediately after the right is granted, would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any subsidiary, computed in accordance with Section 423(b)(3) of the Code.

                  (b) No employee shall be granted a right which permits his right to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such Shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

                  (c) No right granted to any participating employee under an Offering, when aggregated with rights granted under any other Offering still exercisable by the participating employee, shall cover more shares than may be purchased at an exercise price equal to fifteen percent (15%) of the employee's annual rate of compensation on the date the employee elects to participate in the Offering or such lesser percentage as the Board of Directors may determine.

         9.       LIMIT ON PARTICIPATION.

         Participation in an Offering shall be limited to eligible employees who elect to participate in such Offering in the manner, and within the time limitations, established by the Board of Directors when it authorizes the Offering.

         10.      CANCELLATION OF ELECTION TO PARTICIPATE.

         An employee who has elected to participate in an Offering may cancel such election as to all (but not part) of the unexercised rights granted under such Offering by giving written notice of such cancellation to the Company before the expiration of any exercise period. Any amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee, without interest, unless otherwise determined by the Board of Directors, upon such cancellation.

         11.      TERMINATION OF EMPLOYMENT.

         Upon the termination of employment for any reason, including the death of the employee, before the date on which any rights granted under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee or to the employee's estate, without interest unless otherwise determined by the Board of Directors.

         12.      EMPLOYEES' RIGHTS AS SHAREHOLDERS.

         No participating employee shall have any rights as a shareholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for the corresponding Shares and the Share certificate is actually issued.

         13.      RIGHTS NOT TRANSFERABLE.

         Rights under the Plan are not assignable or transferable by a participating employee and are exercisable only by the employee.

         14.      AMENDMENTS TO OR DISCONTINUATION OF THE PLAN.

         The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice; provided, however, that the then existing rights of all participating employees shall not be adversely affected thereby, and provided further that, subject to the provisions of
Section 7 above, no such amendment to the Plan shall, without the approval of the shareholders of the Company, increase the total number of Shares which may be offered under the Plan. Notwithstanding the foregoing, if the stockholders of the Company do not approve the increase in the total number of shares which may be offered under the Plan by the total number of Additional Shares prior to May 27, 2000, such Additional Shares shall nonetheless be treated as issued under the Plan although not entitled to the tax benefits of Section 423 of the Code.

         15.      EFFECTIVE DATE AND APPROVALS.

         This Plan became effective on August 14, 1996, the date it was adopted by the Board of Directors. The shareholders of the Company approved the Plan within twelve (12) months of the date of adoption.

         The Company's obligation to offer, sell and deliver its Shares under the Plan is subject to (i) the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares, (ii) satisfaction of the listing requirements of any national securities exchange on which the Shares are then listed and (iii) compliance, in the opinion of the Company's counsel with, all applicable federal and state securities and other laws.

         16.      TERM OF PLAN.

         No rights shall be granted under the Plan after August 14, 2006.

         17.      ADMINISTRATION OF THE PLAN.

         The Board of Directors or any committee or person(s) to whom it delegates its authority (the "Administrator") shall administer, interpret and apply all provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code.

                                                                      APPENDIX C
                                  ARQULE, INC.

              AMENDED AND RESTATED 1996 DIRECTOR STOCK OPTION PLAN

             As amended by the Board of Directors on March 16, 2000
               and submitted to the Stockholders on May 18, 2000


         The purpose of this Amended and Restated 1996 Director Stock Option Plan (the "Plan") of ArQule, Inc. (the "Company") is to attract and retain highly qualified non-employee directors of the Company and to encourage ownership of stock of the Company by such directors so as to provide additional incentives to promote the success of the Company.

1.  ADMINISTRATION OF THE PLAN.

         Grants of stock options under the Plan shall be automatic as provided in Section 6. However, all questions of interpretation with respect to the Plan and options granted under it shall be determined by the Board of Directors of the Company (the "Board") or by a committee consisting of one or more directors appointed by the Board and such determination shall be final and binding upon all persons having an interest in the Plan.

2.  PERSONS ELIGIBLE TO PARTICIPATE IN THE PLAN.

         Each director of the Company who is not an employee of the Company or of any subsidiary of the Company shall be eligible to participate in the Plan unless such director irrevocably elects not to participate.

3.  SHARES SUBJECT TO THE PLAN.

         (a) The aggregate number of shares of the Company's Common Stock which may be optioned under this Plan is 190,500 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         (b) In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the Company's Common Stock, the maximum aggregate number and kind of shares or securities of the Company as to which options may be granted under this Plan and as to which options then outstanding shall be exercisable, and the option price of such options shall be appropriately adjusted so that the proportionate number of shares or other securities as to which options may be granted and the proportionate interest of holders of outstanding options shall be maintained as before the occurrence of such event.

         (c) In the event of a consolidation or merger of the Company with another corporation where the Company's stockholders do not own a majority in interest of the surviving or resulting corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, any deferred exercise period shall be automatically accelerated and each holder of an outstanding option shall be entitled to receive upon exercise and payment in accordance with the terms of the option the same shares, securities or property as he would have been entitled to receive upon the occurrence of such event if he had been, immediately prior to such event, the holder of the number of shares of Common Stock purchasable under his or her option; provided, however, that in lieu of the foregoing the Board may upon written notice to each holder of an outstanding option or right under the Plan, provide that such option or right shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised.

         (d) Whenever options under this Plan lapse or terminate or otherwise become unexercisable the shares of Common Stock which were subject to such options may again be subjected to options under this Plan. The Company shall at all times while this Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Plan.

4.  NON-STATUTORY STOCK OPTIONS.

         All options granted under this Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

5.  FORM OF OPTIONS.

         Options granted hereunder shall be in substantially the form of the attached EXHIBIT A or in such other form as the Board or any committee appointed pursuant to Section 1 above may from time to time determine.

6.  GRANT OF OPTIONS AND OPTION TERMS.

         (a) AUTOMATIC GRANT OF OPTIONS. Upon the initial election of any person as a member of the Board who is an eligible director (whether or not such election is at an annual meeting of stockholders or otherwise), such person shall automatically be granted an option to purchase 7,500 shares of Common Stock (an "Initial Option"). In addition, at each annual meeting of stockholders, each eligible director serving as a member of the Board prior to and immediately after such annual meeting (whether or not such director was reelected at such meeting) shall automatically be granted an Annual Option to purchase 3,500 shares of Common Stock ("Annual Option"; the Annual Option together with the Initial Option are sometimes collectively referred to as "Options"). No Options shall be granted hereunder after ten years from the date on which this Plan was initially approved and adopted by the Board.

         (b) DATE OF GRANT. The "Date of Grant" for Options granted under this Plan shall be the date of initial election as a director or the date of the annual stockholder meeting at which such Option was granted, as the case may be in accordance with Section 6(a).

         (c) OPTION PRICE. The option price for each Option granted under this Plan shall be the closing price for the Company's Common Stock as reported by the National Association of Securities Dealers Automated Quotations ("Nasdaq") National Market on the last trading day prior to Date of Grant.

         (d) TERM OF OPTION. The term of each Option granted under this Plan shall be ten years from the Date of Grant.

         (e) EXERCISABILITY OF OPTIONS. (1) The Initial Options granted under this Plan shall become exercisable with respect to 2,500 shares on the date of the Company's next annual meeting of stockholders from the Date of Grant and each of the next two annual meetings of stockholders following such annual meeting of stockholders, but in all cases if and only if the Option holder is a member of the Board at the opening of business on that date. (2) The Annual Options granted under this Plan shall become exercisable with respect to all 3,500 shares on the Date of Grant.

         (f) GENERAL EXERCISE TERMS. Directors holding exercisable Options under this Plan who cease to serve as members of the Board may, during their lifetime, exercise the rights they had under such Options at the time they ceased being a director for the full unexpired term of such Option. Any rights that have not yet become exercisable shall terminate upon cessation of membership on the Board. Upon the death of a director, those entitled to do so shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights which were available to the director at the time of his or her death. The rights of the Option holder may be exercised by the holder's guardian or legal representative in the case of disability and by the beneficiary designated by the holder in writing delivered to the Company or, if none has been designated, by the holder's estate or his or her transferee on death in accordance with this Plan, in the case of death. Options granted under the Plan shall terminate, and no rights thereunder may be exercised, after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions of this section, no rights under any Options may be exercised after the expiration of ten years from their Date of Grant.

         (g) METHOD OF EXERCISE AND PAYMENT. Options may be exercised only by written notice to the Company at its head office accompanied by payment of the full Option price for the shares of Common Stock as to which they are exercised. The Option price shall be paid in cash or by check or in shares of Common Stock of the Company, or in any combination thereof. Shares of Common Stock surrendered in payment of the Option price shall have been held by the person exercising the Option for at least six months, unless otherwise permitted by the Board. The value of shares delivered in payment of the Option price shall be their fair market value, as determined in accordance with Section 6(c) above, as of the date of exercise. Upon receipt of such notice and payment, the Company shall promptly issue and deliver to the optionee (or other person entitled to exercise the Option) a certificate or certificates for the number of shares as to which the exercise is made.

         (h) NON-TRANSFERABILITY. Options granted under this Plan shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution or as permitted by Rule 16b-3 (or any successor provision) under the Securities Exchange Act of 1934, as amended ("Rule 16b-3").

7.  LIMITATION OF RIGHTS.

         (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an Option or any other action taken pursuant to the Plan, shall constitute an agreement or understanding, express or implied, that the Company will retain an Option holder as a director for any period of time or at any particular rate of compensation.

         (b) NO STOCKHOLDERS' RIGHTS FOR OPTIONS. A director shall have no rights as a stockholder with respect to the shares covered by Options until the date the director exercises such Options and pays the Option price to the Company, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such Option is exercised and paid for.

8.  AMENDMENT OR TERMINATION.

         The Board may amend or terminate this Plan at any time, provided that, to the extent necessary or desirable to comply with Rule 16b-3, this Plan shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

9.  STOCKHOLDER APPROVAL.

         The 1996 Director Stock Option Plan was approved by the stockholders of the Company by an affirmative vote of the holders of a majority of the shares of Common Stock present, or represented and entitled to vote, at the Company's 1997 annual meeting of stockholders and any further amendments hereto shall be subject to stockholder approval to the extent (i) required by law, (ii) required by Nasdaq or stock exchange listing requirements, as determined by the Board of Directors, or (iii) as desirable, as determined by the Board of Directors, to comply with Rule 16b-3. In the event any approval is not obtained, all Options granted under this Plan after such further amendment shall be void and without effect.

10.  GOVERNING LAW.

         This Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

                              (FRONT OF PROXY CARD)

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                  ARQULE, INC.

            PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 18, 2000

         The undersigned stockholder of Arqule, Inc. (the "Company") hereby appoints Michael E. Lytton and Lynnette C. Fallon, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held May 18, 2000, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

                        PLEASE SIGN AND MAIL PROXY TODAY





                  (Continued and to be signed on reverse side.)




                                                              [SEE REVERSE SIDE]

                             (REVERSE OF PROXY CARD)

[X]      Please mark your votes as this example.

                                                                            FOR              WITHHELD
                                                                        the nominee       For the nominee
1.       Proposal to elect director                                         [ ]                 [ ]



                                                                    FOR            AGAINST           ABSTAIN

2.       Proposal to amend the Amended and Restated
         1994 Equity Plan to increase the number of shares covered by the plan by 1,000,000 shares.

3.       Proposal to amend the Amended and Restated
         1996 Employee Stock Purchase Plan to increase the number of shares covered by the plan by 300,000 shares.

4.       Proposal to amend the Amended and Restated
         1996 Director Stock Option Plan to increase the number of shares covered by the plan by 65,500 shares.



         This proxy when properly executed will be voted in the manner directed by the undersigned stockholders. If no specification is made, this proxy will be voted for all proposals. In their discretion, the proxies are also authorized to vote upon such matters as may properly come before the meeting.



Signature:                                 Date:                           2000
           -----------------------------         --------------------------


Signature:                                 Date:                           2000
           -----------------------------         --------------------------

NOTE: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.